UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 11, 2013

HYGEIALAND BIOMEDICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-1380412	20-5308449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Blvd., Suite 888 Pasadena, CA 91101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(626) 683-9120

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

In connection with the change of business focus of Hygeialand Biomedical Corporation (the “Company”), the Company split off (the “Split-Off”) its wholly-owned Peruvian subsidiary, Loreto Resources Peru S.R.L. Compania Minera (the “Subsidiary”), which is in the process of being dissolved, to Luis F. Saenz, the Company’s former sole officer and director.  The Company entered into a Spilt-Off Agreement (the “Split-Off Agreement”) with Mr. Saenz (as discussed below) to effect the Split-Off, dated as of July 12, 2013 (the “Closing Date”), and the Split-Off has been completed.

Pursuant to the Split-Off Agreement, as of the Closing Date:

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the Company contributed, assigned, conveyed and transferred all of its assets and property, and all of its debts, adverse claims, liabilities, judgments and obligations relating to the Subsidiary, whether accrued, contingent or otherwise and whether known or unknown, to Mr. Saenz;

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the Company transferred all of the outstanding capital stock of the Subsidiary to Mr. Saenz;

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Mr. Saenz has agreed to indemnify the Company and its officers and directors against any third party claims relating to the Subsidiary; and

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the Subsidiary and Mr. Saenz pledged not to sue the Company and forever release the Company and its present and former officers, directors, stockholders, employees, agents, attorneys and representatives from any and all claims, actions, obligations, liabilities and the like, incurred or suffered by the Subsidiary or Mr. Saenz arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the Closing Date and related to the Subsidiary.

The foregoing description of the Split-Off Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Split-Off Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01.

Completion of Acquisition or Disposition of Assets

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2013, Luis F. Saenz resigned as President, interim Chief Financial Officer, and sole member of the board of directors (“Board”) of the Company.  To the Company’s knowledge, Mr. Saenz’s resignation did not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  As a result of Mr. Saenz’s resignation, he has relinquished his roles as the Company’s “Principal Executive Officer” and “Principal Financial Officer” for Securities and Exchange Commission (“SEC”) reporting purposes.

In addition, on July 15, 2013, Borzeng Jang, Jianguo Xu, and Sijun He were appointed to the Company’s Board, by majority stockholder consent (as further described in Item 5.07 below).

Further, on July 15, 2013, Jianguo Xu was appointed as President, Chief Executive Officer, and Treasurer of the Company, by unanimous written consent of the Board.  For SEC reporting purposes, Jianguo Xu was designated as the Company’s “Principal Executive Officer” and “Principal Financial Officer”.

There are no arrangements or understandings between any of the newly-appointed officers or directors of the Company and any other person pursuant to which they were appointed as officers or directors of the Company.  In addition, there are no family relationships between any of the newly-appointed officers or directors of the Company and any of the Company’s other officers or directors.  Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which any of the newly-appointed officers or directors of the Company had, or will have, a direct or indirect material interest.

Borzeng Jang – Dr. Jang, 61, has been serving as the Chief Executive Officer of Angstron Materials, Inc. since August 2007.  Prior to this, Dr. Jang was the Chief Executive Officer of Nanotek Instruments, Inc. from March 1997 to July 2007. Dr. Jang has extensive experience in product development and commercialization of advanced manufacturing, 3-D printing, nano materials, and energy storage technologies.  He is an inventor of 240 patents, a pioneer in graphene science and technology, and a technology entrepreneur.  Dr. Jang has a Master’s of Science Degree and a Ph.D. in Materials Science and Engineering from the Massachusetts Institute of Technology in Cambridge, Massachusetts.  He also has a Bachelor’s Degree in Physics from National Central University in Taiwan.

Jianguo Xu – Mr. Xu, 46, has been President and Chief Executive Officer, and a member of the board of directors, of Apollo Acquisition Corporation since May 2013.  He has been Director of Hybrid Kinetic Group Limited since June 2010 and has also been serving as Vice-President for Global Sourcing for HK Motors commencing in April 2010.  Before joining HK Motors, Mr. Xu worked for Magna International Group to start his career in the automotive industry from March 2001 through March 2010.  In 2008, Mr. Xu was assigned to Magna Closures (Kunshan) Automotive Corporation as engineering manager to establish its technical center in China.  He has extensive experience in product development, engineering management, product planning, purchasing and supplier management.  Mr. Xu was involved in multiple projects for Asian and European automakers such as Nissan, Honda and Volkswagen.  From 1991 to 1999, Mr. Xu also worked for Structural Dynamics Research Corporation (SDRC) China Branch as a Computer Aided Design and Engineering Specialist, and served as the Regional Manager.  He was one of the key experts who developed the Chinese computer aided engineering industry in the 1990s.  Mr. Xu has 20 years of experience in mechanical engineering and the automotive industry, giving him an in-depth understanding of the global automotive industry, particularly the Chinese automotive industry.  Mr. Xu received his Master’s Degree in Mechanical Engineering from Shanghai Jiaotong University and his Bachelor’s Degree in Mechanical Engineering from Huazhong University of Science and Technology.

Sijun He – Dr. He, 42, has been a member of the board of directors of Apollo Acquisition Corporation since May 2013.  He has served as Director, Worldwide Purchasing for Hybrid Kinetic Corporation since December 2009.  Prior to this, he was Global Supplier Footprint Champion for General Motors Corporation from October 2000 through November 2009, where, among other things, he directed the purchasing data management team to support GM’s board meetings, acted as the liaison between executive teams and commodities for coordinating global sourcing activities, and was responsible for buyer training initiatives.  Dr. He has a Master’s of Business Administration from Indiana University, a Ph.D. in Mechanical Engineering from the University of Michigan, and a Master’s of Science Degree from Tsinghua University in China.  He also has a Bachelor’s Degree in Mechanical Engineering from Central South University of Hunan in China.

Item 5.07

Submission of Matters to a Vote of Security Holders.

On July 15, 2013, the holder of 1,300 shares of the Company’s Series A convertible preferred stock, $0.001 par value per share (“Series A Preferred Stock”), which are currently convertible into an aggregate of 126,426,362 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), constituting approximately 99.0% of the voting power of the Company’s outstanding shares of Common Stock and Series A Preferred Stock voting together as one class, appointed Borzeng Jang, Jianguo Xu, and Sijun He to the Company’s Board, to serve until their successors shall be duly appointed, unless they resign, are removed from office, or are otherwise disqualified from serving as directors of the Company.

Item 8.01

Other Events.

On July 10, 2013, the Company received notice from FINRA that the change of the Company’s name to “Hygeialand Biomedical Corporation,” and the change of the Company’s trading symbol to “HBMC,” would become effective in the market as of July 11, 2013.

On July 12, 2013, the number of directors constituting the Board, fixed within the limits specified in the Bylaws of the Company, was increased from 1 to 3.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Split Off Agreement, dated July 12, 2013, by and between the Company, Loreto Resources Peru S.R.L. Compania Minera, and Luis F. Saenz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2013

HYGEIALAND BIOMEDICAL CORPORATION

By: /s/ Jianguo Xu

Name: Jianguo Xu

Title: Chief Executive Officer